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                                                              Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Regeneron Pharmaceuticals, Inc. on Form S-8 (File Nos. 33-50480, 33-85330, 33-97176, and 333-33891) of our report, which is based in part on the report of other auditors, dated February 10, 1998, on our audits of the financial statements of Regeneron Pharmaceuticals, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                                     COOPERS & LYBRAND L.L.P.

New York, New York
March 25, 1998